                                AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                                  BROADVISION, INC.

    The undersigned, Pehong Chen and Kenneth L. Guernsey, hereby certify that:

    ONE: They are the duly elected and acting President and Secretary, respectively, of BroadVision, Inc., a Delaware corporation, incorporated in the State of Delaware on May 13, 1993.

    TWO: The Amended and Restated Certificate of Incorporation of said corporation shall be amended and restated to read in full as follow:

                                          I.

    The name of this corporation is BroadVision, Inc. (the "Corporation").

                                         II.

    The registered agent and the address of the registered office in the State of Delaware are:

              The Prentice-Hall Corporation System, Inc.
              1013 Centre Road
              Wilmington, Delaware  19805

                                         III.

    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                         IV.

    A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is fifty-five million (55,000,000) shares. Fifty million (50,000,000) shares shall be Common Stock, each having a par value of one-hundredth of one cent ($.0001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-hundredth of one cent ($.0001).

    B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock

Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                          V.

    For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

    A.
         (1) The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

         (2) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         (3) The Board of Directors shall have the power to adopt, amend or repeal Bylaws.

    B.

         (1) The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

         (2) No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and, following the closing of the initial public offering of the Common Stock, no action shall be taken by the stockholders by written consent.


                                      2.

         (3) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                         VI.

    A. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General corporation Law, as so amended.

    B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                         VII.

    The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

                                        VIII.

    THREE:    The foregoing amendment and restatement has been duly approved by the Board of Directors of said corporation.

    FOUR: The foregoing amendment and restatement of this Certificate of Incorporation has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of Delaware by the Board of Directors and stockholders of the Corporation. The total number of outstanding shares entitled to vote or act by written consent was seven million four hundred one thousand four hundred and nine (7,401,409) shares of Common Stock, four million two hundred sixty-six thousand six hundred sixty-seven (4,266,667) shares of Series A Preferred Stock, one million three hundred thirty-three thousand three hundred thirty-three (1,333,333) shares of Series B Preferred Stock, three million six thousand (3,006,000) shares of Series C Preferred Stock and six hundred thirty-four thousand three hundred seventy-five (634,375) shares of Series E Preferred Stock. A majority of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock approved this Amended and Restated Certificate of Incorporation by Written Consent in accordance with Section 228 of the


                                      3.
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General Corporation Law of Delaware and written notice of such was given by the Corporation in accordance with said Section 228.

    IN WITNESS WHEREOF, BroadVision, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by the President and Secretary in San Francisco, California, this 25th day of June, 1996.


                             /s/ Dr. Pehong Chen
                             -------------------------------------------
                             Dr. Pehong Chen, President


                             /s/ Kenneth L. Guernsey
                             -------------------------------------------
                             Kenneth L. Guernsey, Secretary


    The undersigned certify under penalty of perjury that they have read the foregoing Amended and Restated Certificate of Incorporation and they know the contents thereof, and that the statements therein are true. Executed at San Francisco, California, on the 26th day of June, 1996.


                             /s/ Dr. Pehong Chen
                             -------------------------------------------
                             Dr. Pehong Chen, President


                             /s/ Kenneth L. Guernsey
                             -------------------------------------------
                             Kenneth L. Guernsey, Secretary


                                      4.